As filed with the Securities and Exchange Commission on May 6, 2022

Registration No. 333-264396

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 2 TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GLOBAL BLOCKCHAIN ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	6770	86-2045077
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

6555 Sanger Road, Suite 200

Orlando, Florida 32827

Telephone: (407) 720-9250

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Max Hooper, Chief Executive Officer

6555 Sanger Road, Suite 200

Orlando, Florida 32827

Telephone: (407) 720-9250

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Ralph V. De Martino, Esq. Cavas Pavri, Esq. ArentFox Schiff LLP 1717 K Street NW Washington, DC 20006 Telephone: (202) 778-6400 Facsimile: (202) 778-6460	William B. Nelson Alain Dermarkar Taylor E. Landry Shearman & Sterling LLP Bank of America Tower 800 Capital Street, Suite 2200 Houston, Texas 77002 Telephone: (713) 354-4900

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Global Blockchain Acquisition Corp. is filing this Amendment No. 2 (this “Amendment”) to its Registration Statement on Form S-1 (File No. 333-264396) (the “Registration Statement”) as an exhibits-only filing. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16(a) of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibit. The remainder of the Registration Statement is unchanged and has been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

(a)	Exhibits. The following list of exhibits is being filed herewith:

EXHIBIT INDEX

Exhibit No.	Description
1.1	Form of Underwriting Agreement.*
1.2	Form of Business Combination Marketing Agreement**
3.1	Certificate of Incorporation.*
3.2	Form of Amended and Restated Certificate of Incorporation.*
3.3	Bylaws.*
4.1	Specimen Unit Certificate.*
4.2	Specimen Common Stock Certificate.*
4.3	Specimen Rights Certificate.*
4.4	Specimen Warrant Certificate.*
4.5	Form of Rights Agreement between Continental Stock Transfer & Trust Company and the Registrant.*
4.6	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.*
5.1	Opinion of ArentFox Schiff LLP.*
10.1	Promissory Note issued by the Registrant to Sponsor.*
10.2	Form of Letter Agreement among the Registrant, Sponsor and each officer and director of the Registrant.**
10.3	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.*
10.4	Form of Registration Rights Agreement among the Registrant and certain security holders.**
10.5	Form of Founder Stock Subscription Agreement.*
10.6	Form of Private Placement Warrants Purchase Agreement between the Registrant and the parties thereto.**
10.7	Form of Indemnity Agreement.*
10.8	Form of Administrative Services Agreement.*
14	Form of Code of Ethics.*
23.1	Consent of WithumSmith+Brown, PC.*
23.2	Consent of ArentFox Schiff LLP (to be included on Exhibit 5.1).*
99.1	Form of Audit Committee Charter.*
99.2	Form of Compensation Committee Charter.*
99.3	Form of Nominating and Corporate Governance Committee Charter.*
99.4	Consent of Allen Weiss*
99.5	Consent of David Ruttenberg*
99.6	Consent of Katya Fisher*
99.7	Consent of Chris Ensey*
99.8	Consent of Paul C. Jeffries*
107	Registration Fee Calculation*

*	Previously Filed.
**	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on the 6th day of May 2022.

GLOBAL BLOCKCHAIN ACQUISITION CORP.

By:	/s/ Max Hooper
Name:	Max Hooper
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Position	Date
/s/ Max Hooper	Chief Executive Officer, President & Director	May 6, 2022
Max Hooper	(Principal Executive Officer)
/s/ Jonathan Morris	Chief Financial Officer & Secretary	May 6, 2022
Jonathan Morris	(Principal Financial and Accounting Officer)

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